UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2017 (April 25, 2017)

HEALTHCARE TRUST OF AMERICA, INC.

HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
Delaware	333-190916	20-4738347
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320 Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

(480) 998-3478

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Unless otherwise stated, or the context otherwise requires, references in this Current Report to “HTA,” “Company,” “we,” “us,” “our” and similar terms refer to Healthcare Trust of America, Inc., a Maryland corporation, and its subsidiaries, and references in this Current Report to the “Partnership” refer to Healthcare Trust of America Holdings, LP, a Delaware limited partnership.

The Duke Portfolio Acquisition

On April 29, 2017, we entered into sixteen agreements of purchase and sale (each, a “Purchase Agreement” and collectively, the “Purchase Agreements”), with Duke Realty Limited Partnership, Duke Construction Limited Partnership and certain of their subsidiaries and affiliated entities named therein (collectively, “Duke”), pursuant to which we will acquire Duke’s medical office building (“MOB”) business (the “Duke Acquisition”) consisting of (i) 71 properties currently in service with an aggregate GLA of approximately 6.6 million square feet which are approximately 95% leased, on a gross basis, (ii) five properties in development and two expansion properties with an aggregate gross leasable area (“GLA”) of approximately 470,000 square feet which are 86% pre-leased, (iii) interests in two buildings owned by joint ventures and (iv) two parcels of land, totaling approximately 16.5 acres (collectively, the “Duke Assets”). We will also acquire Duke’s existing development, construction and asset management platform (the “Platform”). Pursuant to the Purchase Agreements, we will also assume certain of the liabilities associated with the assets to be acquired from Duke in the Duke Acquisition (the “Assumed Liabilities”).

Pursuant to the Purchase Agreements, the consideration to be paid for the acquisition of the Duke Assets is approximately $2.75 billion, after giving effect to a credit of approximately $50 million to complete the development projects (the “Acquisition Price”). As described below, 31 properties are subject to rights of first offer (“ROFOs”) or rights of first refusal (“ROFRs”), which, if exercised, could remove such properties from the portfolio to be acquired pursuant to the Purchase Agreements.

Pursuant to the terms of the Purchase Agreements, we are obligated to place an earnest money deposit of $150.0 million in escrow with an independent escrow holder (the “Earnest Money”).

The Purchase Agreements provide that we are obligated to purchase the Duke Assets under the Purchase Agreements, subject to certain exceptions, including the satisfaction of the conditions precedent to our obligations to close under the Purchase Agreements. In addition, the Partnership has guaranteed our obligations under the Purchase Agreements. The Purchase Agreements provide that the closing of the Duke Acquisition thereunder may occur in up to four closings, subject to exceptions related to certain Duke Assets, which closings will occur no later than April 29, 2018, but which are expected to close in the second and third quarter of 2017. The Purchase Agreements require that we consummate the acquisition of at least $1.4 billion of the value of the Duke Assets at the initial closing (the “Initial Closing”). Thereafter, we may elect to consummate the acquisition of the remaining Duke Assets in up to three additional closings (each, a “Serial Closing” and together with the Initial Closing, the “Closings”), subject to certain exceptions, and provided that we are required to purchase at least $250 million of the value of the Duke Assets at each Serial Closing (other than in respect of the final Serial Closing). At each Closing, in general, a pro rata portion of the Earnest Money, as well as any interest earned thereon, will be applied toward the amount of cash consideration to be paid at the applicable Closing, subject to certain exceptions.

One Duke Asset, the Baylor Scott & White Rock Prairie MOB located in College Station, Texas (the “College Station MOB”), is undergoing repairs at Duke’s expense. We are not obligated to acquire the College Station MOB until such repairs are complete; provided, however, that if the repairs are not complete within 18 months from the date of the Purchase Agreements, our obligation to consummate the acquisition of the College Station MOB will terminate.

One of the Purchase Agreements provides that Duke has a put right with respect to certain ground leases related to properties acquired as part of the Duke Assets. If Duke exercises such right within 18 months of the date of the Purchase Agreements, we will be obligated to enter into a separate purchase agreement in substantially the same form as the applicable Purchase Agreement to acquire such Duke Assets. In the event we fail to enter into such separate agreement promptly following Duke’s exercise of its put right, we will be obligated to pay Duke $30 million as liquidated damages.

Pursuant to the Purchase Agreements, the Duke Acquisition is subject to various closing conditions, including, among other things, the accuracy of the parties’ representations and warranties and compliance with the parties’ respective covenants. There can be no assurance that any closing condition of the Duke Acquisition will be satisfied or waived, if permitted, or that there will not be events, developments or changes that can cause the closing or closings not to occur. Therefore, there can be no assurance with respect to whether the Duke Acquisition will be completed on the currently contemplated terms, other terms or at all. There is no closing condition relating to our ability to obtain the necessary financing or lender consents for the Duke Acquisition.

In general, as more particularly set forth in the Purchase Agreements, the Purchase Agreements provide that we may terminate the Purchase Agreements if Duke is in breach of any of its representations and warranties, or has failed to comply with any of its obligations or covenants such that any of the conditions precedent to our obligations under the Purchase Agreements cannot be fulfilled. In the case of such termination due to Duke’s default under the Purchase Agreements, we would receive a refund of the Earnest Money, and would be entitled to reimbursement for our actual out-of-pocket costs incurred in preparation for the Duke Acquisition up to $7.5 million. The Purchase Agreements also provide that Duke may terminate the Purchase Agreements if we are in breach of any of our representations and warranties, or have failed to comply with any of our obligations or covenants such that any of the conditions precedent to Duke’s obligations under the Purchase Agreements cannot be fulfilled. In the case of such termination due to our default under the Purchase Agreements, the Earnest Money will be released to Duke as liquidated damages.

The foregoing description of the Purchase Agreements and the Duke Acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreements, which are each substantially in the form of the Purchase Agreement attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Southwest Health System Portfolio Acquisition

On April 25, 2017, we entered into an agreement of purchase and sale (the “Southwest Health System Purchase Agreement”) pursuant to which we will acquire an MOB portfolio consisting of 11 MOBs (the “Southwest Health System Assets” and, collectively with the Duke Assets, the “Acquisition Assets”) totaling approximately 592,000 square feet of GLA (the “Southwest Health System Acquisition” and, collectively with the Duke Acquisition, the “Acquisitions”) for a purchase price of $150.0 million. Eight of the Southwest Health System Assets are subject to ROFOs or ROFRs exercisable by tenants, which, if exercised, could remove such assets from the portfolio to be acquired. The Southwest Health System Assets are 86% leased and consist of (i) four MOBs located in Phoenix, Arizona, which is one of our key markets, and (ii) seven MOBs located in Southern California. The Southwest Health System Acquisition is subject to customary closing conditions and, accordingly, there can be no assurance that we will complete the Southwest Health System Acquisition.

Stabilized NOI Forecast

We estimate that our stabilized annual net operating income (“NOI”), accounting for the Acquisitions, will be approximately $150 million to $155 million, including gains from increased rental income, same-store growth, pre-leased development assets, lease-ups and operating synergies. We caution you not to place undue reliance on this estimate because it is based on audited and unaudited information provided to us by the sellers of these properties in the diligence process, as well as certain assumptions applied by us, including anticipated occupancy rates, rental rates and expenses, and that there will be no exercise of the outstanding ROFOs or ROFRs with respect to the Acquisition Assets. This estimate is calculated on a non-GAAP basis. Our experience operating these properties may change our expectations with respect to the NOI for these properties. In addition, the actual stabilized NOI may differ from the estimated NOI described above based on numerous factors, including any difficulties which may arise in retaining or achieving assumed occupancy and rental rates, unanticipated expenses, property tax reassessments and the exercise of any of the tenant purchase options applicable to the properties we have under contract. We can provide no assurance that the actual stabilized NOI for these properties will be consistent with the estimated NOI set forth above, and may be materially less.

Rationale for the Acquisitions

We believe the Acquisitions will create strategic portfolio-related and financial benefits for us, including the following:

•	Dominant Medical Office Platform in Growing Sector: The combination of HTA’s and Duke’s medical office platform creates the largest dedicated owner and operator of medical office buildings in the United States. With the combination, HTA’s portfolio will increase to 25 million square feet of GLA. The outpatient medical office sector is undergoing significant growth and changes. HTA’s best in class property management and leasing platform and Duke’s development platform creates an unparalleled, full service platform in the outpatient healthcare space that HTA believes will create significant growth opportunities.

•	Scale in Key Gateway Markets: With the combination, HTA will have approximately 500,000 square feet of GLA or more in each of 17 of the key gateway markets that HTA believes exhibits superior growth characteristics for the next 10 years. Further, the significant overlap between the two portfolios, in which 85% of Duke’s portfolio is within an HTA market, creates significant scale that allows for significant potential operating and leasing synergies with limited additional corporate infrastructure.

•	High Quality Portfolio that Serves Future of Healthcare: The combined portfolio is uniquely positioned to serve the future of healthcare delivery. Approximately 71% of the combined portfolio is located on-campus with leading health systems, with the remainder in community core outpatient locations that increasingly meet patient and healthcare provider needs.

•	Established Track Record of Performance and Returns: Both HTA and Duke have established track records for consistent, same store growth, superior operating metrics, and sourcing and executing accretive acquisition and development opportunities. The combination creates an experienced platform with a strong track record of performance for stockholders.

•	Accretive Transaction with Strong Balance Sheet: The transaction is expected to be accretive to HTA’s normalized funds from operations (“FFO”) in 2018 following capital activities that are expected to leave HTA with a strong and conservative balance sheet in the near term and positioned for future growth.

Portfolios to be Acquired

The Duke Assets consist of 78 properties, consisting of (i) 71 properties currently in service with an aggregate GLA of approximately 6.6 million square feet which are approximately 95% leased on a gross basis, (ii) five properties in development and two expansion projects with an aggregate GLA of approximately 470,000 square feet which are 86% pre-leased, (iii) interests in two buildings owned by joint ventures and (iv) two parcels of land, totaling approximately 16.5 acres. These properties will be internally managed (other than those managed by tenants).

The Southwest Health System Assets consist of 11 properties, comprising 592,000 square feet of GLA and are approximately 86% leased, with 44% leased by Dignity Health Medical Group and 42% leased to related physicians and health providers. These MOBs will be internally managed (other than those managed by tenants) and are located in Phoenix, Arizona (one of our key markets) and in Southern California.

The weighted average lease term of the Duke Assets is 9.6 years.

The table below provides details of the Acquisition Assets as of March 31, 2017 by healthcare group:

Healthcare System	State(s)	Number of Properties	GLA	Number of Properties to be Acquired Subject to Ground Lease
Duke Active Portfolio
Baylor Scott & White Health	Texas	17	1,526,385	11
Ascension Health	Indiana, Tennessee, Texas, Wisconsin	7	728,677	6
Trihealth	Ohio	6	277,808	2
Northside Hospital	Georgia	2	466,171	1
Community Health Systems	New Mexico, Texas	5	417,992	5
Advanced Health Systems	Florida	5	355,125	5
Harbin Clinic	Georgia	7	333,581	1
Health and Hospital Corporation of Marion County(2)	Indiana	1	273,479	1
Kindred Healthcare	Indiana, Missouri, Ohio, Tennessee	4	229,341	3
Veterans Administration	Florida	2	224,037	—
Tenet Healthcare	Texas	1	199,800	—
Carolinas HealthCare System	North Carolina	1	190,773	1
Houston Methodist	Texas	3	168,850	3
SCL Health	Colorado	4	166,433	—
WakeMed Health and Hospital	North Carolina	2	135,692	2
Trinity Health	Illinois	1	104,912	—
Inova Health System	Virginia	1	100,952	1
Mercy Health	Ohio	1	80,074	1
UNC Rex Healthcare	North Carolina	1	30,370	1
Hackensack UMC	New Jersey	1	57,411	1
Edward-Elmhurst Healthcare	Illinois	1	56,531	1
WellStar Health	Georgia	1	52,175	1
HCA Healthcare	Georgia	1	39,759	1

Duke Development Portfolio
Baylor Scott & White	Texas	1	27,149	—
Main Line Health	Pennsylvania	1	101,228	1
Centegra Health System	Illinois	1	80,973	1
Baptist Memorial Healthcare	Mississippi	1	79,585	1
Providence Health and Services	California, North Carolina	2	82,000	1
Duke Land
Facey (Retail Parcel)	California	1	198,677	—
Miami Jackson	Florida	1	530,996	—
Southwest Health System Portfolio
Southwest Health System	Arizona, California	11	591,551	11

(1)	Purchase of 16% interest.
(2)	Purchase of 50% interest.

The table below provides the percentage of annualized base rent for leases in place as of December 31, 2016, by key market for our consolidated MOBs, as well as MOBs that were under construction, or for which substantial redevelopment is planned or that occurred during 2016, combined for the Acquisitions:

	HTA		Duke and Southwest Healthcare System Portfolios		Combined
Key Market	Annualized Base Rent(1)	Percent of Annualized Base Rent(1)	Annualized Base Rent(1)	Percent of Annualized Base Rent(1)	Annualized Base Rent(1)	Percent of Annualized Base Rent(1)
	($ thousands)	(%)	($ thousands)	(%)	($ thousands)	(%)
Dallas, TX	17,366	4.6	26,525	20.7	43,891	8.7
Boston, MA	32,154	8.5	—	—	32,154	6.4
Atlanta, GA	13,145	3.5	17,350	13.5	30,495	6.0
Indianapolis, IN	15,414	4.1	9,498	7.4	24,912	4.9
Phoenix, AZ	19,389	5.1	4,432	3.5	23,821	4.7
Houston, TX	20,398	5.4	2,344	1.8	22,743	4.5
Miami, FL	18,320	4.8	1,970	1.5	20,289	4.0
Pittsburgh, PA	20,154	5.3	—	—	20,154	4.0
Hartford/New Haven, CT	19,992	5.3	—	—	19,992	4.0
Greenville, SC	18,091	4.8	—	—	18,091	3.6
Denver, CO	8,808	2.3	8,071	6.3	16,879	3.3
Albany, NY	16,274	4.3	—	—	16,274	3.2
Raleigh, NC	12,843	3.4	3,368	2.6	16,211	3.2
Orange County/Los Angeles, CA	12,066	3.2	4,028	3.1	16,094	3.2
Tampa, FL	10,799	2.9	5,366	4.2	16,165	3.2
Austin, TX	2,186	0.6	9,017	7.0	11,203	2.2
Milwaukee, WI	6,385	1.7	3,993	3.1	10,379	2.1
Orlando, FL	6,205	1.6	3,968	3.1	10,173	2.0
Chicago, IL	5,001	1.3	5,055	3.9	10,056	2.0
White Plains, NY	6,991	1.8	1,151	0.9	8,143	1.6

Top 20 MSAs	281,981	74.5	106,136	82.6	388,119	76.8
Additional Top 75 MSAs	65,186	17.3	19,334	15.4	84,518	16.6

Total Key Markets & Top 75 MSAs	347,167	91.8	125,470	98.0	472,637	93.4

(1)	Annualized base rent is calculated by multiplying contractual base rent as of December 31, 2016 by 12 (excluding the impact of abatements, concessions, and straight-line rent).

The table below provides the percentage of GLA by key market for leases in place as of December 31, 2016, for our consolidated MOBs, as well as MOBs that were under construction or for which substantial redevelopment is planned or that occurred during 2016, combined for the Acquisitions:

Key Market	HTA		Duke and Southwest Healthcare System Portfolios		Combined
	GLA	Percent of Total GLA	GLA	Percent of Total GLA	GLA	Percent of Total GLA
	(Square feet, thousands)	(%)	(Square feet, thousands)	(%)	(Square feet, thousands)	(%)
Dallas, TX	728	4.1	1,669	23.3	2,397	9.6
Boston, MA	1,037	5.9	—	—	1,037	4.2
Atlanta, GA	663	3.7	892	12.4	1,554	6.2
Indianapolis, IN	977	5.5	625	8.7	1,602	6.4
Phoenix, AZ	1,018	5.7	297	4.1	1,315	5.3
Houston, TX	874	4.9	339	4.7	1,213	4.9
Miami, FL	888	5.0	107	1.5	995	4.0
Pittsburgh, PA	1,095	6.2	—	—	1,095	4.4
Hartford/New Haven, CT	936	5.3	—	—	936	3.8
Greenville, SC	965	5.4	—	—	965	3.9
Denver, CO	371	2.1	167	2.3	538	2.2
Albany, NY	880	5.0	—	—	880	3.5
Raleigh, NC	532	3.0	211	2.9	743	3.0
Orange County/Los Angeles, CA	432	2.4	262	3.7	694	2.8
Tampa, FL	439	2.5	252	3.5	691	2.8
Austin, TX	84	0.5	443	6.2	527	2.1
Milwaukee, WI	277	1.6	221	3.1	498	2.0
Orlando, FL	289	1.6	220	3.1	509	2.0
Chicago, IL	139	0.8	242	3.4	382	1.5
White Plains, NY	276	1.6	57	0.8	333	1.3

Top 20 MSAs	12,900	72.8	6,004	83.7	18,904	75.9
Additional Top 75 MSAs	3,376	19	967	13.5	4,342	17.5

Total Key Markets & Top 75 MSAs	16,276	91.9	6,971	97.2	23,246	93.4

Rights of First Refusal and Rights of First Offer

Certain of the Acquisition Assets are subject to ROFOs or ROFRs. ROFOs or ROFRs as to 39 of the Acquisition Assets have been triggered as a result of the Acquisitions, which could reduce the number of assets acquired pursuant to the Acquisitions if the tenants exercise their respective rights to acquire the properties. The value of such assets is approximately $1.4 billion.

Bridge Loan Facility

In connection with the Duke Acquisition, on April 29, 2017, we received a commitment letter from Wells Fargo Bank, National Association and Wells Fargo Securities, LLC for a senior unsecured bridge loan facility (the “Bridge Loan Facility”) consisting of an aggregate principal amount of up to $2.32 billion, less the aggregate amount of proceeds from debt or equity capital raises or a senior term loan facility(the “Duke Acquisition Bridge Loan”). The Bridge Loan Facility will be made available to us on the Closings as interim financing for the Duke Acquisition, and any loan amount will be advanced in a single draw. The Bridge Loan Facility would mature 364 days from the applicable Closing. The net proceeds of the Duke Acquisition Bridge Loan are to be used to finance a portion of the consideration for the Duke Acquisition and pay fees, commissions and expenses in connection with the Duke Acquisition and any of the aforementioned capital raising transactions.

The funding of the Bridge Loan Facility will be subject to the satisfaction of certain customary conditions precedent to funding for this type of facility, including conditions related to the aforementioned issuances and sales of senior unsecured notes, other debt securities and/or equity securities.

Loans under the Bridge Loan Facility will bear interest at a rate per annum equal to either (i) a base rate, plus an applicable interest margin in effect at such time for base rate loans, or (ii) the applicable LIBOR plus the applicable interest margin in effect at such time for LIBOR loans. The Bridge Loan Facility will also require us to pay Wells Fargo Bank, National Association and Wells Fargo Securities, LLC certain customary fees.

The above summary of the Bridge Loan Facility is based on the commitment letter we received from Wells Fargo Bank, National Association and Wells Fargo Securities, LLC, the terms of which are subject to the final documentation between us, on the one hand, and Wells Fargo Bank, National Association and Wells Fargo Securities, LLC, on the other hand.

Seller Financing

Pursuant to the Purchase Agreements, Duke is requiring that we accept from it a non-recourse, senior secured first lien loan, subject to customary non-recourse carve-outs, in an amount equal to $330 million (the “Seller Financing”), which we must use to fund a portion of the Acquisition Price. The Seller Financing will be secured by a first priority mortgage lien (or the equivalent in the relevant jurisdiction) on certain of the Duke Assets and will be jointly and severally guaranteed by the borrower and the Partnership. Pursuant to the Seller Financing, we will pay monthly interest only in arrears at an annual rate of 4%. We will pay the principal under the Seller Financing in three (3) equal payments, with the first payment due on the first anniversary of the applicable closing date under the Purchase Agreements, the second payment due on the second anniversary thereof and the final payment due on January 10, 2020. The Seller Financing provides for release provisions on asset sales and acceleration provisions in the event of a change of control of the borrower, and is not otherwise subject to pre-payment.

Forward-Looking Statements

Certain statements contained in this Current Report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements include, in particular, statements about our plans, strategies, prospects, the pending acquisitions, the potential impact of such acquisitions on our results of operations, future medical office building market performance and funding of the acquisitions. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. We cannot guarantee the accuracy of any such forward-looking statements contained in this Current Report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. The following factors, as well as any cautionary language in this Current Report, provide examples of certain risks, uncertainties and events that could cause actual events or results to differ materially from those presented in our forward-looking statements:

•	our ability to consummate the Acquisitions (as defined below);

•	our ability to effectively deploy net proceeds of offerings of securities;

•	our ability to effectively integrate the Acquisition Assets (as defined below) into our portfolio;

•	changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;

•	competition for acquisition of medical office buildings and other facilities that serve the healthcare industry;

•	economic fluctuations in certain states in which our property investments are geographically concentrated;

•	retention of our senior management team;

•	financial stability and solvency of our tenants;

•	supply and demand for operating properties in the market areas in which we operate;

•	our ability to acquire real properties, and to successfully operate those properties once acquired;

•	changes in property taxes;

•	legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry;

•	fluctuations in reimbursements from third-party payors such as Medicare and Medicaid;

•	changes in interest rates;

•	the availability of capital and financing;
•	restrictive covenants in our existing credit facilities;

•	changes in our credit ratings;

•	our ability to remain qualified as a REIT;

•	changes in accounting principles generally accepted in the United States of America, policies and guidelines applicable to REITs;

•	delays in liquidating defaulted mortgage loan investments; and

•	other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission, including those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Report on Form 10-Q for the period ended March 31, 2017, under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, you are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law.

These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in “Item 1.01 — Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 1, 2017, the Company issued a press release announcing the Duke Acquisition. A copy of the Company’s press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

On May 1, 2017, the Company issued a press release announcing the proposed public offering of its Class A common stock. A copy of the Company’s press release is furnished as Exhibit 99.2 and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements. The following is financial information relating to the Duke Assets:

Independent Auditors’ Report	F-1
Combined Statement of Revenues in Excess of Certain Expenses for the Three Months Ended March 31, 2017 (unaudited) and for the Year Ended December 31, 2016	F-2
Notes to Combined Statement of Revenues in Excess of Certain Expenses for the Year Ended December 31, 2016	F-3

(d)	Exhibits.

The Exhibit Index appearing immediately after the signature page of this Form 8-K is incorporated herein by reference.

Independent Auditors’ Report

The Shareholders and Directors of

Duke Realty Corporation:

Report on the Financial Statements

We have audited the accompanying combined statement of revenues in excess of certain expenses of Duke Realty Healthcare Properties (as defined in Note 2) for the year ended December 31, 2016, and related notes (the “combined statement”).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the statement in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the combined statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses of the Duke Healthcare Properties described in Note 2 for the year ended December 31, 2016, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to Note 2 of the combined statement, which describes that the accompanying combined statement of revenues in excess of certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended (for inclusion in the filing of Form 8-K of Healthcare Trust of America, Inc.) and is not intended to be a complete presentation of revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ KPMG LLP

April 28, 2017

DUKE REALTY HEALTHCARE PROPERTIES

COMBINED STATEMENT OF REVENUES IN EXCESS OF CERTAIN EXPENSES

	For the Three Months Ended March 31, 2017 (Unaudited)	For the Year Ended December 31, 2016
Revenues:
Rental revenues, including recoveries from tenants	$43,298,156	$161,838,278

Certain Expenses:
Operating Expenses	7,453,309	29,587,761
Real Estate Taxes	5,741,754	19,130,821

	13,195,063	48,718,582

Revenues in Excess of Certain Expenses	$30,103,093	$113,119,696

See accompanying notes to the Combined Statement of Revenues in Excess of Certain Expenses

DUKE REALTY HEALTHCARE PROPERTIES

NOTES TO COMBINED STATEMENT OF REVENUES IN EXCESS OF CERTAIN

EXPENSES FOR THE YEAR ENDED DECEMBER 31, 2016

(1) Operating Properties

The Duke Realty Healthcare Properties are part of a pending portfolio acquisition by a subsidiary of Healthcare Trust of America, Inc. (the “Company”) that is considered probable as of the issuance date of this Combined Statement of Revenues in Excess of Certain Expenses for the year ended December 31, 2016 (“Combined Statement”). The Company will acquire (i) 69 properties that were in service at December 31, 2016, (ii) five properties that were under development at December 31, 2016, (iii) two expansion projects for current properties that were in progress at December 31, 2016, and (iv) 16.5 acres of undeveloped land from Duke Realty Limited Partnership and affiliated entities in the second and third quarters of 2017. Ownership interests in two unconsolidated medical office joint ventures are also included in the pending transaction, but transfers of such ownership interests are subject to the approval of the other owners of these joint ventures and, as such, are not considered probable as of the issuance date of the Combined Statement.

Of the 69 in service properties, seven were placed in service in 2016. Two of the seven properties placed in service during 2016 had less than three months of rental history as of December 31, 2016. Only the revenues and certain expenses of the 67 acquired properties that were in service as of December 31, 2016 (the “Duke Realty Healthcare Properties” or the “Properties”), and that had more than three months of rental history, are included in this Combined Statement.

The following tables list (i) the properties included in the Combined Statement for the year ended December 31, 2016 as well as the properties that are excluded from the Combined Statement due to (ii) having limited rental history, (iii) still being under development or (iv) being owned by the aforementioned unconsolidated joint ventures:

I. Properties Included in Combined Statement

Property Name	City	State	Square Feet	Month/Year Placed in Service/Acquired
Baylor Scott & White Plano Pavilion II	Plano	TX	140,455	June-09
Baylor Scott & White McKinney POB I	McKinney	TX	115,278	July-12
Baylor Scott & White McKinney POB II	McKinney	TX	77,047	September-16
Baylor Scott & White Hillcrest MOB 1	Waco	TX	102,177	October-12
Baylor Scott & White Hillcrest MOB 2	Waco	TX	54,744	October-12
Baylor Scott & White McClinton Cancer Center	Waco	TX	34,723	November-13
Baylor Scott & White Administration Building	Dallas	TX	81,429	June-09
Baylor Scott & White Rock Prairie MOB	College Station	TX	119,030	July-13
Baylor Scott & White Roney Bone & Joint Institute	Marble Falls	TX	66,500	May-13
Baylor Scott & White Marble Falls MOB	Temple	TX	77,679	October-13
Baylor Scott & White Emergency Medical Center—Burleson	Burleson	TX	36,718	May-14
Baylor Scott & White Emergency Medical Center—Rockwall	Rockwall	TX	36,709	March-14
Baylor Scott & White Emergency Medical Center—Murphy	Murphy	TX	36,705	March-14
Baylor Scott & White Emergency Medical Center—Mansfield	Mansfield	TX	36,691	July-14
Baylor Scott & White Emergency Medical Center—Keller	Keller	TX	36,013	December-13
Baylor Scott & White Emergency Medical Center—Colleyville	Colleyville	TX	16,091	August-14
Columbia St. Mary’s—Water Tower	Milwaukee	WI	153,820	October-12
St. Thomas DePaul Medical Center	Murfreesboro	TN	120,660	April-08
St. Vincent Fishers Medical Center	Fishers	IN	120,158	August-08
Seton Medical Center Hays MOB	Kyle	TX	96,829	December-09
St. Vincent Carmel Women’s Center	Carmel	IN	85,847	January-15

DUKE REALTY HEALTHCARE PROPERTIES

NOTES TO COMBINED STATEMENT OF REVENUES IN EXCESS OF CERTAIN

EXPENSES FOR THE YEAR ENDED DECEMBER 31, 2016

St. Vincent Joshua Max Simon MOB	Indianapolis	IN	84,436	November-11
Columbia St. Mary’s—Mequon	Mequon	WI	66,927	October-12
TriHealth Rehabilitation Hospital	Cincinnati	OH	69,511	May-16
Good Samaritan Western Ridge MOB II	Cincinnati	OH	29,490	July-11
Northside Center Pointe I and II	Sandy Springs	GA	363,174	June-07
Northside Cherokee / Towne Lake	Woodstock	GA	100,797	July-13
Mountain View Regional Medical Center MOB	Las Cruces	NM	107,506	October-12
Longview Regional Medical Center 1	Longview	TX	100,740	October-12
Longview Regional Medical Center 2	Longview	TX	77,797	April-16
Cedar Park Regional Medical Center MOB 1	Cedar Park	TX	83,393	December-11
South Texas Regional Medical Center MOB—Jourdanton	Jourdanton	TX	48,556	October-14
Florida Hospital Wesley Chapel Wellness Plaza	Pasco County	FL	95,939	March-13
Florida Hospital Celebration MOB	Celebration	FL	83,896	October-12
Florida Hospital Kissimmee MOB	Kissimmee	FL	79,438	October-12
Florida Hospital East Orlando MOB/ASC	Orlando	FL	56,903	October-12
Florida Hospital Heartland Medical Center MOB/ASC	Sebring	FL	38,949	October-12
Harbin Clinic Martha Berry	Rome	GA	122,111	September-12
Harbin Clinic Specialty Center	Rome	GA	75,054	September-12
Harbin Clinic Cancer Center	Rome	GA	55,195	September-12
Harbin Clinic Heart Center	Rome	GA	47,438	September-12
Harbin Clinic Cedartown Dialysis	Cedartown	GA	19,497	September-12
Harbin Clinic Summerville Dialysis	Summerville	GA	7,520	September-12
Harbin Clinic Rome Dialysis	Rome	GA	6,766	September-12
Kindred Community Rehabilitation Hospital—Indianapolis	Indianapolis	IN	61,398	June-13
Kindred Mercy Rehabilitation Hospital—Springfield	Springfield	MO	58,727	April-14
Kindred University Rehabilitation Hospital—Cleveland	Avon	OH	54,800	January-16
Kindred Baptist Rehabilitation Hospital—Memphis	Germantown	TN	54,416	October-14
James A. Haley VA Primary Care MOB—Tampa	Tampa	FL	117,037	February-14
William “Bill” Kling VA Clinic—Sunrise	Sunrise	FL	107,000	October-12
Conifer Administration Building	Frisco	TX	199,800	February-14
Carolinas Health Morehead MOB	Charlotte	NC	190,773	December-10
Houston Methodist St. Catherine MOB 1	Katy	TX	48,542	November-11
Houston Methodist St. Catherine MOB 2	Katy	TX	72,107	November-11
Houston Methodist St. Catherine MOB 3	Katy	TX	48,201	November-11
SCL Health Community Hospital—Southwest	Littleton	CO	37,485	May-16
SCL Health Community Hospital—Westminster	Westminster	CO	37,130	November-15
WakeMed MOB—Raleigh	Raleigh	NC	87,378	June-12
WakeMed Brier Creek Healthplex	Raleigh	NC	48,314	December-11
Loyola University Medicine—Burr Ridge	Burr Ridge	IL	104,912	January-12
Inova Fair Oaks MOB 3	Fairfax	VA	100,952	October-12
Jewish Hospital MOB	Cincinnati	OH	80,074	December-01
UNC REX Holly Springs	Holly Springs	NC	30,370	December-11
Hackensack UMC Palisades MOB	North Bergen	NJ	57,411	February-15
Edward-Elmhurst Plainfield MOB	Plainfield	IL	56,531	February-07
WellStar North Fulton MOB 2	Roswell	GA	52,175	October-12
Eastside New Hampton Place MOB	Snellville	GA	39,759	May-11

II. Properties Excluded from Combined Statement due to Less than Three Months of Rental History

Property Name	City	State	Square Feet	Month/Year Placed in Service/Acquired
SCL Health Community Hospital—Northglenn	Northglenn	CO	54,714	December-16
SCL Health Community Hospital—Aurora	Aurora	CO	37,104	November-16

III. Properties Under Development and Expansion Projects Excluded from Combined Statement

Property Name	City	State	Square Feet
Northside Cherokee / Towne Lake (expansion)	Woodstock	GA	2,200

DUKE REALTY HEALTHCARE PROPERTIES

NOTES TO COMBINED STATEMENT OF REVENUES IN EXCESS OF CERTAIN

EXPENSES FOR THE YEAR ENDED DECEMBER 31, 2016

Baylor Scott & White Emergency Med. Ctr—Grand Prairie	Grand Prairie	TX	27,149
Main Line Bryn Mawr MOB	Bryn Mawr	PA	101,228
Centegra Health MOB	Huntley	IL	80,973
Baptist Memorial Oxford MOB	Oxford	MS	79,585
Facey Medical	Santa Clarita	CA	37,000
UNC Rex Holly Springs (expansion)	Holly Springs	NC	45,000

IV. Unconsolidated Joint Venture Properties Excluded from Combined Statement

Property Name	City	State	Square Feet	Month/Year Placed in Service/Acquired
Baylor Charles A. Sammons Cancer Center at Dallas	Dallas	TX	458,396	March-11
Eskenazi Administration Building	Indianapolis	IN	273,479	November-13

(2) Basis of Presentation

The accompanying Combined Statement has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. The Combined Statement is not representative of the actual results of operations of the Duke Realty Healthcare Properties for the year ended December 31, 2016, due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Duke Realty Healthcare Properties:

•	Depreciation and amortization.

•	Property management fees.

•	Amortization of above and below market rents, concessions and deferred revenue.

•	Other costs not directly related to the proposed future operations of the Duke Realty Healthcare Properties.

(3) Summary of Significant Accounting Policies

(A) Revenue Recognition

Rental income from leases with scheduled rental increases during their term are recognized for financial reporting purposes on a straight-line basis.

(B) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the Combined Statement in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(4) Rental Revenue

Space is leased to tenants under various operating leases with initial terms ranging up to twenty years. The leases provide for reimbursement of real estate taxes, common area maintenance and certain other operating expenses.

DUKE REALTY HEALTHCARE PROPERTIES

NOTES TO COMBINED STATEMENT OF REVENUES IN EXCESS OF CERTAIN

EXPENSES FOR THE YEAR ENDED DECEMBER 31, 2016

Future minimum rentals related to the 67 properties included in the Combined Statement to be received under noncancelable operating leases in effect at December 31, 2016 are as follows:

Future Minimum Rentals
2017	$121,704,660
2018	116,977,328
2019	111,125,402
2020	103,109,773
2021	94,065,203
Thereafter	599,602,021

$1,146,584,387

In addition to minimum rentals, certain leases require reimbursements of specified operating expenses that amounted to $38,446,305 during the year ended December 31, 2016, which are included in the Combined Statement.

(5) Unaudited Interim Statement

The combined statement of revenues and certain expenses for the three months ended March 31, 2017 (the “Interim Statement”), is unaudited.

The interim statement includes the results for the two properties disclosed in Note 1, which did not have sufficient rental history to be included in the Combined Statement. In addition to the properties disclosed in Note 1, which are owned by unconsolidated joint ventures, the following properties were excluded from the Interim Statement either due to (i) having limited rental history or (ii) still being under development:

I. Properties Excluded from Interim Statement due to Less than Three Months of Rental History

Property Name	City	State	Square Feet	Month/Year Placed in Service/Acquired
Main Line Bryn Mawr MOB	Bryn Mawr	PA	101,228	February -17
Centegra Health MOB	Huntley	IL	80,973	March -17
Memorial Hermann MOB 1	Humble	TX	71,224	March -17

II. Properties Under Development and Expansion Projects Excluded from Interim Statement

Property Name	City	State	Square Feet
Northside Cherokee / Towne Lake (expansion)	Woodstock	GA	2,200
Baylor Scott & White Emergency Med. Ctr—Grand Prairie	Grand Prairie	TX	27,149
Baptist Memorial Oxford MOB	Oxford	MS	79,585
Facey Medical	Santa Clarita	CA	37,000
UNC Rex Holly Springs (expansion)	Holly Springs	NC	45,000
Memorial Herman MOB II	Humble	TX	98,862

(6) Subsequent Events

The Properties evaluated subsequent events through April 28, 2017, the date the financial statements were available to be issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.

Date: May 1, 2017	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman

Healthcare Trust of America Holdings, LP

	By:	Healthcare Trust of America, Inc.,
its General Partner

Date: May 1, 2017	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman

(d)	Exhibits.

2.1	Agreement of Purchase and Sale (Pool I), dated April 29, 2017, by and among HTA Acquisition Sub, LLC and the Sellers named therein.*

23.1	Consent of KPMG LLC.

99.1	Press Release dated May 1, 2017.

99.2	Press Release dated May 1, 2017.

*	Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.